EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 14, 1999 relating to the financial statements of World Diagnostics, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Miami, Florida
March 28, 2001